UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2009 (January 23, 2009)
Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois	61356

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 23, 2009, Princeton National Bancorp, Inc. (the “Company”) completed the sale of $25.1 million of preferred stock and a warrant to purchase common stock to the United States Department of the Treasury (the “U.S. Treasury”) under U.S. Treasury’s Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”).
     The Company issued and sold (1) 25,083 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series B, liquidation preference of $1,000 per share (the “Series B Preferred Shares”), and (2) a ten-year warrant (the “Warrant”) to purchase up to 155,025 shares of the Company’s common stock (“Common Stock”) at an exercise price of $24.27 per share, or an aggregate purchase price of $3.8 million in cash. Cumulative dividends on the Series B Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The issuance of the Series B Preferred Shares and the Warrant was exempt from registration as a transaction by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933.
     The securities purchase agreement, dated January 23, 2009 (the “Purchase Agreement”), between the Company and the U.S. Treasury, pursuant to which the Series B Preferred Shares and the Warrant were sold, limits the payment of dividends on the Common Stock to the current quarterly cash dividend of $0.28 per share, limits the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the EESA. You should refer to the documents incorporated herein by reference for a complete description of these limitations.
     The Purchase Agreement and the Warrant are exhibits to this Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to them.
Item 2.02 Results of Operations and Financial Condition
     On January 26, 2008, the Company issued a news release to report its financial results for the quarter and year ended December 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained in response to Item 1.01 above is hereby incorporated by this reference.
Item 3.03 Material Modification of the Rights of Security Holders.
     The information contained in response to Item 1.01 above is hereby incorporated by this reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As a condition to the closing of the transaction, each of the Company’s Senior Executive Officers (as defined in the Purchase Agreement) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to their compensation or benefits, as required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program. The Senior Executive Officers also acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program. The form of waiver is an exhibit to this Report on Form 8-K.
     The Company also announced the appointment of Gretta Bieber to the Company’s board of directors effective January 26, 2009. Ms. Bieber was formerly a director of Somonauk FSB Bancorp, Inc. which was acquired by the Company in 2005 and is an attorney with the law firm Alschuler, Simantz & Hem, LLC in Aurora, Illinois.
Item 8.01 Other Events
     On January 26, 2009, the Company issued a press release announcing that it completed the sale of the Series B Preferred Stock and Warrant to the U.S. Treasury. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number

4.1	Warrant to purchase up to 155,025 shares of Common Stock issued January 23, 2009

10.1	Letter Agreement dated January 23, 2009 including the Securities Purchase Agreement — Standard Terms incorporated by reference therein between the Company and the U.S. Treasury

10.2	Form of Waiver of Senior Executive Officers (included as Annex B to the Securities Purchase Agreement filed as Exhibit 10.1 hereto)

10.3	Form of Omnibus Amendment Agreement

99.1	Press Release issued on January 26, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
By:	/s/ Tony J. Sorcic
Tony J. Sorcic, President and
Chief Executive Officer

Dated: January 29, 2009

EXHIBIT INDEX

Exhibit Number

4.1	Warrant to purchase up to 155,025 shares of Common Stock issued January 23, 2009

10.1	Letter Agreement dated January 23, 2009 including the Securities Purchase Agreement — Standard Terms incorporated by reference therein between the Company and the U.S. Treasury

10.2	Form of Waiver of Senior Executive Officers (included as Annex B to the Securities Purchase Agreement filed as Exhibit 10.1 hereto)

10.3	Form of Omnibus Amendment Agreement

99.1	Press Release issued on January 26, 2009